EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Dollar Tree, Inc.:

We consent to the incorporation by reference in the registration statement (numbers 333-126286, 333-117337, 333-106886, 333-106884, 333-106883, 333-41248, 033-92812, 033-92816, 033-92814 and 333-38735) on Form S-8 and registration statement (number 333-61139) on Form S-4 of Dollar Tree, Inc. of our report dated March 19, 2010, with respect to the consolidated balance sheets of Dollar Tree, Inc. and subsidiaries as of January 30, 2010 and January 31, 2009, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the fiscal years in the three-year period ended January 30, 2010, and the effectiveness of internal control over financial reporting as of January 30, 2010, which reports appears in the January 30, 2010 annual report on Form 10-K of Dollar Tree, Inc.

/s/ KPMG LLP

Norfolk, Virginia
March 19, 2010

57

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